SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)       Exhibits

99.1 Press release dated June 10, 2003.

Item 9. Regulation FD Disclosure

On June 10, 2003, the Company issued a press release announcing the acquisition of a business park. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: June 10, 2003

By: /s/ Jack Corrigan

Jack Corrigan

News Release

PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA 91221-5050
www.psbusinessparks.com

For Release: Immediately
Date:             June 10, 2003
Contact:       Mr. Jack Corrigan
                      (818) 244-8080, Ext. 663

PS Business Parks, Inc. announces the acquisition of a business park, the termination of a contract to dispose of properties in Beaverton, Oregon and a gain on sale of marketable securities.

Glendale, California – PS Business Parks, Inc. (AMEX: PSB) acquired a master-planned business park known as Orange County Business Center at a cost of approximately $46 million on June 10, 2003. The acquisition was funded with the Company’s existing cash and cash equivalents. The park consists of five low-rise multi-tenant office buildings (437,000 square feet). The Park is located in the Santa Ana suburb of Orange County and is approximately 73% occupied with 26% of the square footage expiring through December 31, 2003. The largest tenant is National Water and Power, which occupies 55,415 square feet or 13% of the Park. This acquisition expands the Company’s presence in Orange County to 1.5 million square feet and its overall presence in Southern California to approximately 3.6 million square feet. The acquisition increases the Company’s total square footage to 14.9 million rentable square feet.

Termination of contract to sell properties
The Company previously announced that it was under contract to sell five office and flex buildings and a 3.5 acre parcel of land in Beaverton, Oregon with estimated net proceeds of $34.5 million. The contract was terminated in May, 2003. The Company has not determined whether it will ultimately dispose of some or all of these properties.

Gain on sale of marketable securities
During the second quarter, the Company disposed of its marketable equity securities generating net proceeds of approximately $7.6 million and a gain on sale of the securities of approximately $2 million.

Company Information
PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 10, 2003, PSB wholly-owned approximately 14.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5,110,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.

Forward-Looking Statements
When used within this press release, the words “expect,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.